SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2005

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 17, 2005, the Compensation Committee of the Board of Directors of Trex Company, Inc. determined the amount of cash bonuses payable for 2004 performance to each of Trex Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K and as set forth below) pursuant to Trex Company’s annual discretionary incentive bonus plan. Payment of the 2004 cash bonuses was based on achievement of a net income objective established by the Compensation Committee.

Named Executive Officer	Amount of 2004 Cash Bonus
Robert G. Matheny	$336,000
Harold F. Monahan	$186,550
Paul D. Fletcher	$150,000
Philip J. Pifer	$100,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: February 24, 2005	/s/ Robert G. Matheny
Robert G. Matheny
Chairman and Chief Executive Officer